EXHIBIT 4.34

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS OR THE AVAILABLILITY OF A VALID EXEMPTION FROM THE REGISTRATION PROVISIONS THEREOF IN RESPECT OF SUCH TRANSFERS OR ASSIGNMENT.

PROMISSORY NOTE

Principal Amount: $85,000
Purchase Price: $85,000	Issue Date: June 29, 2020

FOR VALUE RECEIVED, the undersigned, COOL TECHNOLOGIES, Inc., a corporation registered in the state of Nevada (“Borrower”), having a principal place of business at 8875 Hidden River Parkway, Suite 300, Tampa, FL 33637 hereby promises to pay to the order of Steve Schaner (“Lender”), a resident of California and having a principal residence at Orange, California, the Principal Amount of Eighty Five Thousand Dollars ($85,000.00), together with interest in the amount of $10,000 for total payment of Ninety Five Thousand Dollars ($95,000.00). The entire unpaid principal and interest will be paid in full on or before July 29, 2020.

1. Issued Warrant Shares. The Borrower hereby further agrees that on the date of execution of this Note, the Borrower will grant the Lender and the Lender shall be entitled to additional compensation in the amount of One Million Warrant Shares providing the Lender to acquire common stock of Cool Technologies, Inc. pursuant to the terms identified in the Form Warrant document of Exhibit “A”. The Warrant Shares and corresponding Issued Shares upon exercise shall be subject to the following:

(a) The Warrant Shares, when exercised and issued, will represent validly authorized, duly issued, and fully paid and nonassessable shares of the Borrower, and the issuance thereof will not conflict with the Articles of Incorporation or Bylaws of the Borrower or with any outstanding warrant, option, call, preemptive right, or commitment of any type relating to the Borrower's capital stock.

(b) The Lender acknowledges and agrees that, until such time as the relevant Issued Shares have been registered under the Securities Act, the certificates and other instruments representing any of the issued shares derived from the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Issued Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

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(c) With a view to making available to the Lender the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Securities Exchange Commission (the "SEC") that may at any time permit the Lender to sell the Issued Shares to the public without registration (collectively, "Rule 144"), the Borrower agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) except as otherwise previously disclosed to the Lender, file with the SEC in a timely manner all reports and other documents required of the Borrower under the Securities Act and the Securities Exchange Act of 1934 (the "1934 Act"); and

(iii) at the request of the Lender, the Borrower shall give its transfer agent instructions (supported by an opinion of the Borrower counsel, if required or requested by the transfer agent) to the effect that, upon the transfer agent's receipt from the Lender of (i) a certificate (a "Rule 144 Certificate") certifying (A) that the Lender’s holding period (as determined in accordance with the provisions of Rule 144) for the Issued Shares which the Lender proposes to sell (the "Shares Being Sold") is not less than six months, and (B) as to such other matters as may be appropriate in accordance with Rule 144 under the Securities Act; and, (ii) an opinion of counsel acceptable to the Borrower that, based on the Rule 144 Certificate, the Shares Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, then the Transfer Agent is to effect the transfer of the Shares Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Shares Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the transfer agent's books and records (except to the extent any such legend or restriction results from facts other than the identity of the relevant Lender, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Shares Being Sold while held by the Lender). If the Borrower's transfer agent reasonably requires any additional documentation at the time of the transfer, the Borrower shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

2. Borrower may, at any time, pre-pay this Note, in whole or in part, with such prepayment to be credited entirely to a reduction in Principal Amount and accrued interest of this Note.

3. Event of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. Borrower shall fail to pay when due, whether at stated maturity, upon acceleration or otherwise, any principal or interest payment, or any other payment required under the terms of this Note on the date due.

(b) Voluntary Bankruptcy or Insolvency Proceedings. Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it.

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(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator, or custodian of Borrower or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

(d) Government Action. If any governmental or regulatory authority takes or institutes any action that will materially affect Borrower’s financial condition, operations or ability to pay or perform Borrower’s obligations under this Note.

(e) Judgment. A judgment or judgments for the payment of money in excess of the sum of $1,000,000.00 in the aggregate shall be rendered against Borrower and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than sixty (60) days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

(f) Attachment. Any execution or attachment shall be issued whereby any substantial part of the property of Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within thirty (30) days after the issuance thereof.

4. Acceleration Remedies. At any time following the occurrence of an Event of Default (other than an Event of Default referred to herein, Lender may, by written notice to Borrower, declare all unpaid principal, plus all accrued interest and other amounts due hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described herein, immediately and without notice, all outstanding unpaid principal, plus all accrued interest and other amounts due hereunder shall automatically become immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

5. This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

6. This Note shall be construed and enforced in accordance with the laws of the State of Nevada and shall be binding upon the successors and assigns of Borrower and inure to the benefit of Lender, its successors, endorsees, and assigns.

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AT THE OPTION OF THE LENDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR NEVADA STATE COURT SITTING IN STATE OF NEVADA; AND THE BORROWER CONSENTS TO THE EXCLUSSIVE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY LEGAL THEORY BASED ON, ARISING FROM, OR RELATED TO THIS NOTE AND ANY OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE- DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

THE BORROWER AND THE LENDER EACH IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BASED ON, ARISING FROM, OR RELATED TO THIS NOTE AND ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

/s/ Timothy Hassett
On behalf of Cool Technologies, Inc.

Timothy Hassett
Print Name

Chief Executive Officer
Title

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